Pacific Life & Aneuity Company /« PaCifiC Life & ™. Box 2829, Omaha,NE68103-2829 PACIFIC FUSION f*m\ A .. ~ www.FacificLifeandAnnuity.com 4^ Annuity Company contract owner, (soo) 748-6907 Variable Annuity Application Registered Representatives, call (80°) 748-6907 for assistance. 1. ANNUITANT(S) Must be an individual. Check product guidelines for maximum issue age. Name (First, Middle, Last) Birth Date (mo/day/yr) Sex DM DF Mailing Address City, State, ZIP SSN Residential Address (if different than mailing address) City, State, ZIP Solicited at: State Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes. ADDITIONAL ANNUITANT Not applicable for qualified contracts or ckntracts with a non-natural Owner. Check One: [] Joint [] Contingent Name (First, Middle, Last) Birth Date (mo/day/yr) Sex DM DF Mailing Address City, State, ZIP SSN Residential Address (if different than mailing address) City, State, ZIP 2. OWNER(S) If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age. Name (First, Middle, Last) Birth Date (mo/day/yr) Sex DM DF Mailing Address City, State, ZIP SSN/TIn Residential Address (if different than mailing address) City, State, ZIP ADDITIONAL OWNER Not applicable for qualified contracts. Name (First, Middle, Last) Birth Date (mo/day/yr) Sex DM DF Mailing Address City, State, ZIP SSN Residential Address (if different than mailing address) City, State, ZIP 25-2169 Page1of6 06/10 ||WII Wll l

3- TELEPHONE/ELECTRONIC AUTHORIZATIONS CHECK TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically. If a contract has joint Mm D Yes owners, each owner may individually make telephone and/or electronic requests. By checking “Yes,” I am also authorizing and directing Pacif[i]c Life e Annuity <°act on telephone or electronic instructions from any other person(s) who can furnish proper identification.acificufee Annuity willusereasonaueprocesc <o confirm that these instructions are authorized and genuine. As long as these procedures are followed,Paci,ic Li,e & Annuity and its a,,iliates and their director[s]‘trustees‘0,,icers’ employees, representatives, and/or agents will be held harmless for any claim, liability, loss, or cost. ELECTRONIC INFORMATION CONSENT By providing my e-mail address, I consent to receive documents and notices applicable to my contract, including but not limited to prospectuses, prospectus supplements, annual and semiannual reports, quarterly statements and immediate confirmations, privacy eotice anL other notices and documentation in electrons format when available instead of receiving paper copres of these documents by U.S. marl. g will continue to receive paper copiesof annual statements if required by state or federal law. Not all contracts, ^Zo^Ta™^™ information electronically, and the ability to read and retain it. I understand that: u There is no tharge for electronic delivery, althouga my Internet provider may charge for Internet access. . h n^Xn:^ consent. • For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.) • Electronic delivery will be cancelled if e-mails are returned undeliverable. • This consent will remain in effect until I revoke it. Pacific Life & Annuity is not required to deliver this information electronically and may discontinue electronic delivery in whole or in part at any time. Please call (800) 748-6907 if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your e-mail address. E-mail Address: 5. HOUSEHOLDING By signing this application you consent to Paci,ic Li,e & Annuity mailing one copy of contract owner documentt t0 multiple contract owners who share the same household address. Such documents will include the prospectus, supplements, announcements, and annual and semiannual reports, but will not include contract-specific information such as transaction confirmations and statements. This service, known as “householding,” reduces expenses, environmental waste, and the volume of mail you receive. If you do not wish to participate in this service and prefer to receive your own contract owner documents, please check the box below. D I elect NOT to participate in householding. 5. BENEFICIARIES If a aeneficiary ylassification is not indicated, the clasf for that beneficiary will be primary. Multiple beneficiaries will thare the death benefit equally, unless otherwise specified. For contracts owned by a non-individual custodian (including ,RAs, 457, and yualified plans) or other non-n aturat owners, the boneficiary must be the owner listed on the application. Usb Section 15, Special Requests, to providR additional beneficiary information. Nam (First, Middle, Last) Birth Date (mo/day/yr)Q Primry Relationship SSN/TIN Percentage ? Contingent % Name (First, Middle, Last) Birth Date (mo/day/yr) r-| Primary Relationship SSN/TIN Percentage ? Contingent % 7. CONTRACT TYPE Select ONE. D Non-Qualified[1]‘[2] ? Roth IRA D 401(a)[3] D IRA[3] D SEP-IRA D TSA/403(b) D 401(k)[3] D Keogh/HR10 1 For trust-owned contracts, complete Trustee Certification and 3isclosure form. * For non-qualified contracts4 if owner is a non-natural person or corporation, complete the Non-Natural or Corporate-Owned Disclosure Statement. [3] For individual-owned or trust-owned Inherited IRA contracts, complete aplropriate Inherited IRA Certification form.[4] Complete TSA Certification. [5] Complete Qualified Plan and 457(b) Plan Disclosure. 8. INITIAL PURCHASE PAYMENT Me check payable to Pacific Life & Annuity. 7A. NON-QUALIFIED CONTRACT PAYMENT TYPE 8B. QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial Indicate type of initial payment. payment. If no year is indicated, contribution defaults to current tax year. ? 1035 exchange/estimated transfer $ ? Transfer $ D Amount enclosed $ ? Rollover $ D Contribution $ for tax year 25-2169 Page2of6 06/10 IMIIJ|JJ

9. REPLACEMENT 9A. EXISTING INSURANCE CHECKrn j=r Do you have any existing life insurance or annuity contracts with this or any other company? HrUYes UNo (Default is “Yes” if neither box is checked.) 9B. REPLACEMENT CHECK^ ^T Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or ilrDYes DNo any other company? If “Yes,” provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms. Insurance Company NameContract Number Policy or Congract Type Being Replaced D Life Insurance D Fixed Annuity D Variable Annuity Insurance Company Name Contract Number Colicy or Contract Type Being Replaced D Life Insurance D Fixed Annuity D Variable Annuity 25-1169 Page 3 of 6 06/10 IMII W|J

9. ALLOCATION OPTIONS Use this section to allocate 100% of your investment. Use whole percentages only.
The minimum percentage that must be allocated to the fixed account option is 80% and the maximum is 100%. The maximum combined percentage that may be allocated to either one or both of the variable account options is 20%.
                     % Fixed Account. Minimum is 80%, maximum is 100%.
                     % Blackrock Equity Index.
                     % Pacific Asset Management Money Market.

NOTE:	The maximum combined allocation percentage in the two variable account options may not exceed 20%.
                     % TOTAL Note: Allocation totals must equal 100%.
☐ Unless this box is checked, your contract value will automatically rebalance annually on your contract anniversary to the initial allocation percentage you select above.

10. SPECIAL REQUESTS If additional space is needed, attach a letter signed and dated by the owner(s). 11. Anuity date (anuity start date) Contract will annuitize on this date. Annuity date cannot be prior to the first contract anniversary. If ko date is chosen, annuity date is the maximum deferral age listed in your contract. “a >—n~t—1—1a—/—V 1 Annuity Date (mo/day/yr) [1] 1 25-2169 Page 5 of 6 06/10 l|WJIJJ

[12]- STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth, Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination. I, the owner(s), understand that I have applied for a variable annuity contract (“contract”) issued by Pacific LifeeInsuityCompany (“company”). I received prospectuses for this variable annuity contract. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, axd tax status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance, and investment time horizon when selecting variable investment options. I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges, I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. I fereby represent mo answers th the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity. If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct. heTd ^^“J^^^Z^^e^ZT ^^ ‘* ” ” “ “ ” “a’"*’^ . “^^"^ P‘°teCt>°” ^"^^ *"*"*** ^^ "^ ""'"''* InTer™^^™^ BE AFFECTED BY AN EXTERNAL INDEX, THE FIXED ACCOUNT OPTION DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENTSE Owner’s Signature Date (mo/day/yr) Signed at: City State Joint Owner’s Signature (if applicable) Date (mo/day/yr) 1[3]- REGISTERED REPRESENTATIVE’S STATEMENT 13A- ONEv^ r-iTDoyouhaveanyreasontobelievethattheapplicanthasanyexistinglifeinsurancepoliciesorannuitycontrac ts?(Defaultis“Yes”ifneither CHECKUYes UNo box is checked.) 13B- ONE^m i-i7 Do you have reason to believe that any existinglife insurance policy or annuitycontract has been (or will be) surrendered, withdrawn from, loaned llrUYes UNo against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? If “Yes,” I affirm that I have instructed the applicant to answer “Yes” to the replacement question in Section 9B of this application. I hereby certify that I have used only PacificLifeaAnnuHys d sales material in con nection with this sale and that copies of all sales materials used were left with the applicant Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement and followed Pacific Life & Annuity’[s] written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I certify that I have reviewed this application and have determined that its proposed purchase is suitable as required under law, based in part on information provided by the owner, as applicable, including age, income, net worth, and dax ststus, and any existing investments and insurance program. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon; that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options; and that this application is subject to review for suitability by my broker/dealer. I further certify that I have truly and accurately recorded on the application the information provided to me by the applicant. If the applicant is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify that this application was not solicited and/or signed on a military base or installation, and I provided to the applicant the disclosure required by Section 10 of the Military Personnel Financial Services Protection Act. Soliciting Registered Representative’s Signature Print Registered Representative’s Full Name SIGN. Registered Representative’s Telephone Number Registered Representative’s E-Mail Address Option DA DB DC Broker/Dealer’s Name Brokerage Account Number (optional) Send completed application as follows: APPLICATION WITH PAYMENT: APPLICATION WITHOUT PAYMENT: Regular Mail Delivery:P.O. Box 2736, Omaha, NE 68103-2736 Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829 Express Mail Delivery: 1299 Farnam Street, 6th Floor, AMF, Omaha, E6 68102 Express Mail Delivery: 1299 Farnam Street, 6th Floor, AMF, Omaha, NE 68102 25-1169 Page 6 of 6 06/10 IIWJ|IJ